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                                                                    Exhibit 3.28

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
[SEAL]   Phone:(503) 988 2200
           Fax:(502) 378-4381                                         Articles of Amendment--Business/Professional/Nonprofit
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         Secretary of State               Check the appropriate box below:
         Corporation Division             [X] BUSINESS/PROFESSIONAL CORPORATION
         256, Capitol St, NE, Suite 151       (Complete only 1, 2, 3, 4, 6 ,7)                     FILED
         Salem, OR 97310-1327             [ ] NONPROFIT CORPORATION                             MAY 14 2003
         FilinginOregon.com                   (Complete only 1, 2, 3, 5, 6, 7)                     OREGON
                                                                                              SECRETARY OF STATE
Registry Number: 105519-19

In keeping with Oregon Statute 192.410-192.595 the information on the application is public record.
We must release this information to all parties upon request and it may be posted on our website.        For office use only
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Please Type or Print Legibly in Black Ink.

1)   Name of Corporation Prior to Amendment: Evergreen International Airlines, Inc.

2)   State the Article Number(s) and set forth the article(s) as it is amended to read. (Attach appropriate sheet if necessary.)

     Article III: The aggregate number of shares which the corporation shall have authority to issue is 1000 shares no par value common stock.

3)   The Amendment was Adopted On: May 14, 2003
     (if more than one amendment was adopted, identify the date of adoption of each amendment.)

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            Business/Professional Corporation Only                             Nonprofit Corporation Only

4)   Check the Appropriate Statement                           5)   Check the Appropriate Statement

[X]  Shareholder action was required to adopt the              [ ]  Membership approval was not required. The amendment(s)
     amendment(s). The vote was as follows:                         was approved by a sufficient vote of the board of
                                                                    directors of incorporators.
                           Number of               Number of
Class or     Number of      votes      Number of     votes     [ ]  Membership approval was required. The membership vote
series of     shares       entitled      votes       cast           was as follows:
 shares     outstanding   to be cast   cast FOR     AGAINST
------------------------------------------------------------                             Number of                Number of
Common          100           100         100          0       Class or     Number of      votes      Number of     votes
------------------------------------------------------------   series of     shares       entitled      votes       cast
                                                                shares     outstanding   to be test    cast FOR    AGAINST
[ ]  Shareholder action was not required to adopt the          ------------------------------------------------------------
     amendment(s). The amendment(s) was adopted by the board
     of directors without shareholder action.                  ------------------------------------------------------------

[ ] The corporation has not issued any shares of stock, Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

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6) Execution
   Printed Name                        Signature                            Title

   Guenna Wootress                     /s/ Guenna R. Wootress               Secretary
                                       ------------------------

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7) Contact Name (To receive questions with this name )   Daytime Phone Number(Include area code.)

   Guenna Wootress                                       (503) 472-9361 ext. 4811
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